Exhibit 99.1

Foundation HealthCare Announces Completion Of The

Acquisition Of University General Hospital (UGH), A

Sixty-Nine Bed Hospital In Houston, Texas

The $33 million acquisition of UGH, which generated more than $70 million in 2014, closed December 31, 2015 and is expected to be immediately accretive.

Conference call scheduled for Tuesday at 4:00 p.m. ET.

OKLAHOMA CITY, Jan. 4, 2016 /PRNewswire/ – Foundation HealthCare, Inc. (OTCQB: FDNH), which is an owner and operator of surgical hospitals, announced today that it completed the previously announced acquisition of substantially all of the assets of University General Hospital (UGH) in a transaction which closed December 31, 2015. UGH is a sixty-nine bed hospital located in the Medical City area of Houston, Texas. The Hospital filed for protection under Chapter 11 of the U.S. Bankruptcy Code in February 2015. Foundation purchased UGH for $33.0 million in the Court approved sale. Foundation will hold a conference call Tuesday, January 5, at 4:00 p.m. ET to discuss the acquisition.

“UGH will be immediately rebranded as Foundation Surgical Hospital of Houston,” stated Foundation CEO, Stanton Nelson. “It will be the largest of our three Texas hospitals and is a great addition to the Foundation hospital system. Our executive team has over 20 years of experience working with the physicians in the Houston market. We look forward to working with our many physician friends as we execute our proven growth strategy at this hospital,” added Nelson.

“Foundation has reported $124.8 million in net revenues for the twelve months ended September 30, 2015. In documents filed with the Bankruptcy Court, UGH reported net revenues in excess of $70 million for 2014. We have already initiated growth initiatives and cost reduction programs at UGH and we expect the transaction to be immediately accretive to our shareholders,” said Nelson.

Funding for the transaction was provided by a consortium of banks led by Texas Capital Bank and equipment financing was provided by First Financial Corporate Leasing, LLC.

Foundation’s CEO Stanton Nelson, and CFO, Hugh King will host a conference call, followed by a question and answer period:

Date: Tuesday, January 5, 2016

Time: 4:00 p.m. Eastern time

Dial-In Number: (888) 348-6454

Via phone

Please dial the toll free number, 888-348-6454, at 4:00 p.m. EST (3:00 p.m. CST) and ask to join the Foundation HealthCare conference call. At the conclusion of the call, a replay will be available until January 19, 2016. To access the replay of the call dial 877-870-5176 and provide the participant passcode 10078348.

Via webcast

The conference call will also be broadcast live at the investor relations section of the Company’s website at www.fdnh.com.

About Foundation HealthCare

Headquartered in Oklahoma City, Foundation HealthCare, Inc. (OTCQB: FDNH) owns and operates surgical hospitals including ancillary hospital based services. These additional services, such as hyperbaric medicine, sleep labs, intra-operative monitoring, imaging and robotic surgery, truly make the Foundation specialty hospital environment unique.

The Company is also an industry leading ASC management and development company focused on partnering with physicians and employees to create an outstanding patient experience, while maximizing partner and shareholder value. The Company is a leader in offering turnkey management and development solutions for physician partners, as well as creating an optimal experience for the patients we serve. For more information, visit www.fdnh.com.

Important Cautions Regarding Forward-Looking Statements

This press release contains forward-looking statements that are based on the Company’s current expectations, forecasts and assumptions. Forward-looking statements involve risks and uncertainties that could cause actual outcomes and results to differ materially from the Company’s expectations, forecasts and assumptions. These risks and uncertainties include risks and uncertainties not in the control of the Company, including, without limitation, the risk that Company will maintain enough liquidity to execute its business plan, continue as a going concern and other risks including those enumerated and described in the Company’s filings with the Securities and Exchange Commission, which filings are available on the SEC’s website at www.sec.gov. Unless otherwise required by law, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise

SOURCE Foundation HealthCare, Inc.